As Filed with the Securities and Exchange Commission on March 30, 2012	Registration No. 333-171103

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

PACIFIC BEPURE INDUSTRY INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-1272059 (I.R.S. Employer Identification No.)

No. 78 Kanglong East Road, Yangdaili, Chendai Township

Jinjiang City, Fujian Province
People's Republic of China
(Address of Principal Executive Offices,
Including Zip Code)

2010 Stock Option Plan
(Full title of the plan)

Ruiquan Li
President and Chief Executive Officer
No. 78 Kanglong East Road, Yangdaili, Chendai Township

Jinjiang City, Fujian Province, People's Republic of China
(86 595) 8677 0999
(Name, address and telephone number,
including area code, of agent for service)

Copy to:

Ted Farris, Esq.

Dorsey & Whitney LLP

51 West 52nd Street

New York, NY 10019

(212) 415-9200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

On December 10, 2010, Pacific Bepure Industry Inc., a Delaware corporation (the “Company”), filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (Registration No. 333-171103) (the “Registration Statement”) registering 560,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to be offered and sold pursuant to the 2010 Stock Option Plan.

The Company is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister and remove from registration all of the previously registered shares of Common Stock that remain unissued and unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Jinjiang, People's Republic of China, on this 30th day of March, 2012.

PACIFIC BEPURE INDUSTRY INC.

By:	/s/ Ruiquan Li
Name: Ruiquan Li
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ruiquan Li	President and Chief Executive Officer	March 30, 2012
Ruiquan Li	and Director (Principal Executive Officer)

/s/ Yinsheng Li	Chief Financial Officer	March 30, 2012
Yinsheng Li	(Principal Financial Officer and Principal Accounting Officer)

/s/ Wu Jiawei	Director	March 30, 2012
Wu Jiawei

/s/ Lin Mingle	Director	March 30, 2012
Lin Mingle